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                                                              EXHIBIT EX-10.19

                         __________________________

                 TRANSAMERICA DEFERRED COMPENSATION PROGRAM

                DIRECTOR ELECTION TO DEFER 1994 COMPENSATION


Please complete the following. If you desire more than one term of deferral or more than one payment option, separate election forms and special administration are required. Please request an additional form or make a copy of this form and complete and return the two forms at the same time. Thank you.

      (Must be completed and signed by both director and company on or before December 30, 1993. For individuals first elected to the Board after January 1, 1994, must be completed and signed by both director and company on or before the 30th calendar day after the date of election to the Board. A copy of the fully executed election must be received by the Director of Compensation of Transamerica Corporation by December 30, 1993, or, in the case of new directors, by the fifth business day after the election form is executed.)



I.    1994 DEFERRAL AMOUNT

      I elect to defer the following in accordance with the Transamerica Deferred Compensation Policy (attached):



____ A. 100% of my 1994 annual retainer, less any required statutory deductions, or


____  B.  100% of my 1994 retainer for serving as a committee chairman, or


____  C.  100% of my 1994 meeting fees, or


____  D.  All of those marked, above, or


____  E.  $____________ of my 1994 annual retainer.








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     If you participate in the Transamerica Health Care Plan for Outside
      Directors and have elected to defer all or most of your retainer, please complete the following:


      ____ I elect to have my health care contributions (if any) deducted before my deferral, and wish the net amount of my retainer to be deferred.


      ____ I elect to pay my health care contributions (if any) by check each quarter, and wish the full amount of my retainer to be deferred.


      I understand that the minimum dollar amount that may be deferred is $5,000, and that if my election above would result in less than this amount being deferred, my election shall be null and void.


II.   1994 DEFERRAL PERIOD

      I wish my deferral to be withheld from my retainer and/or fees during the following months (all periods begin on the first and end on the last day of the month specified):


____  A.    Between January and December (inclusive)


____  B.    Between _______________  and ______________ (inclusive)
                        (month)             (month)

            I understand that the amount that I have elected to defer will be deferred ratably during 1994 or during the months specified above. Each amount deferred will be credited to my deferral account as of the last day of each month.


III.  TERM OF DEFERRAL

      I elect to defer the amount stated in Section I, above, for __________________ years.
      (enter # of years)

      In accordance with the terms of the Policy, the term of deferral will determine the interest rate at which earnings will be credited to the deferral account. The term of deferral is measured in calendar years only (in the case of new directors, the December 31 of the individual's year of election is deemed to be the end of his or her first calendar







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     year).  Examples of terms of deferral and interest rates for deferrals for 1994 are shown in the table below.

            Term of
            Deferral   Interest       Earliest
            in Years   Rate*          Distribution Date
            ________   ________       _____________________

               3       10-year        1st business day 1997
                        Treasury Note

               5       Moody's +2%    1st business day 1999

               8       Moody's +3%    1st business day 2002

              10       Moody's +3%    1st business day 2004

            Note: There is no limitation on the term of deferral you may elect.

            *See Section 4 of the attached policy for specific rules
             regarding credited interest rates.


IV.   PAYMENT OPTIONS

      I elect to have my deferral account payable as follows. Payment will be made or commenced on the first business day of the calendar year following the end of the term of deferral. If an installment method of payment is selected, each annual installment payment will be made on the first business day of the calendar year.


____  A.    Lump sum


____  B.    _________________________ annual payments
            (# of payments, up to 20)


V.    BENEFICIARY DESIGNATION

      I hereby designate the following as my beneficiary to whom my deferral account shall be paid in the event of my death. (If you want to designate more than one beneficiary, or secondary beneficiar(ies) as well as primary beneficiar(ies), please attach an additional page to this election form.)

      Name of Beneficiary: _________________________________________

      Relationship to you: _________________________________________

      Social Security No.: _________________________________________




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     Address: _____________________________________________________

               _____________________________________________________


      (If you are married at the time of your death and you have designated someone other than your spouse as your beneficiary, your beneficiary designation will be ineffective (and your deferral account will instead be paid to your spouse upon your death) unless your spouse consents to the designation by signing and dating below.)

            Spousal consent:

            I agree to the beneficiary designation above. I understand that my spouse's designation of someone else as a beneficiary means that I will not be entitled to receive any payment of my spouse's deferral account upon my spouse's death, and I hereby relinquish any interest I have in the account.

            Date: ________________   ____________________________________
                                     Spouse's signature

                                     ____________________________________
                                     Print Spouse's name


I, the undersigned director, hereby agree to all of the terms and conditions of the Transamerica Deferred Compensation Policy.


      Signed: _______________________________    __________________
                       (director)                      (date)


      Agreed to and accepted:

      TRANSAMERICA CORPORATION


            By:______________________________    __________________
                                                       (date)


            Title: __________________________












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